Exhibit 99.1
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,	COMPLAINT [Securities Fraud]

Plaintiff,	10-CV- ( )

v.	ECF CASE

GOLDMAN SACHS & CO. and FABRICE TOURRE,	Jury Trial Demanded

Defendants.
     Plaintiff, the United States Securities and Exchange Commission (“Commission”), alleges as follows against the defendants named above:
OVERVIEW
     1. The Commission brings this securities fraud action against Goldman, Sachs & Co. (“GS&Co”) and a GS&Co employee, Fabrice Tourre (“Tourre”), for making materially misleading statements and omissions in connection with a synthetic collateralized debt obligation (“CDO”) GS&Co structured and marketed to investors. This synthetic CDO, ABACUS 2007-AC1, was tied to the performance of subprime residential mortgage-backed securities (“RMBS”) and was structured and marketed by GS&Co in early 2007 when the United States housing market and related securities were beginning to show signs of distress. Synthetic CDOs like ABACUS 2007-AC1 contributed to the recent financial crisis by magnifying losses associated with the downturn in the United States housing market.
     2. GS&Co marketing materials for ABACUS 2007-AC1 – including the term sheet, flip book and offering memorandum for the CDO – all represented that the reference portfolio of

RMBS underlying the CDO was selected by ACA Management LLC (“ACA”), a third-party with experience analyzing credit risk in RMBS. Undisclosed in the marketing materials and unbeknownst to investors, a large hedge fund, Paulson & Co. Inc. (“Paulson”), with economic interests directly adverse to investors in the ABACUS 2007-AC1 CDO, played a significant role in the portfolio selection process. After participating in the selection of the reference portfolio, Paulson effectively shorted the RMBS portfolio it helped select by entering into credit default swaps (“CDS”) with GS&Co to buy protection on specific layers of the ABACUS 2007-AC1 capital structure. Given its financial short interest, Paulson had an economic incentive to choose RMBS that it expected to experience credit events in the near future. GS&Co did not disclose Paulson’s adverse economic interests or its role in the portfolio selection process in the term sheet, flip book, offering memorandum or other marketing materials provided to investors.
     3. In sum, GS&Co arranged a transaction at Paulson’s request in which Paulson heavily influenced the selection of the portfolio to suit its economic interests, but failed to disclose to investors, as part of the description of the portfolio selection process contained in the marketing materials used to promote the transaction, Paulson’s role in the portfolio selection process or its adverse economic interests.
     4. Tourre was principally responsible for ABACUS 2007-AC1. Tourre devised the transaction, prepared the marketing materials and communicated directly with investors. Tourre knew of Paulson’s undisclosed short interest and its role in the collateral selection process. Tourre also misled ACA into believing that Paulson invested approximately $200 million in the equity of ABACUS 2007-AC1 (a long position) and, accordingly, that Paulson’s interests in the collateral section process were aligned with ACA’s when in reality Paulson’s interests were sharply conflicting.

     5. The deal closed on April 26, 2007. Paulson paid GS&Co approximately $15 million for structuring and marketing ABACUS 2007-AC1. By October 24, 2007, 83% of the RMBS in the ABACUS 2007-AC1 portfolio had been downgraded and 17% were on negative watch. By January 29, 2008, 99% of the portfolio had been downgraded. As a result, investors in the ABACUS 2007-AC1 CDO lost over $1 billion. Paulson’s opposite CDS positions yielded a profit of approximately $1 billion for Paulson.
     6. By engaging in the misconduct described herein, GS&Co and Tourre directly or indirectly engaged in transactions, acts, practices and a course of business that violated Section 17(a) of the Securities Act of 1933, 15 U.S.C. §77q(a) (“the Securities Act”), Section 10(b) of the Securities Exchange Act of 1934, 15 U.S.C. §78j(b) (“the Exchange Act”) and Exchange Act Rule 10b-5, 17 C.F.R. §240.10b-5. The Commission seeks injunctive relief, disgorgement of profits, prejudgment interest, civil penalties and other appropriate and necessary equitable relief from both defendants.
JURISDICTION AND VENUE
     7. This Court has jurisdiction over this action pursuant to Sections 21(d), 21(e), and 27 of the Exchange Act [15 U.S.C. §§ 78u(d), 78u(e), and 78aa]. Each defendant, directly or indirectly, made use of the means or instruments of interstate commerce, or of the mails, or the facilities of a national securities exchange in connection with the transactions, acts, practices, and courses of business alleged herein. Certain of the acts, practices, and courses of conduct constituting the violations of law alleged herein occurred within this judicial district.

DEFENDANTS
     8. Goldman, Sachs & Co. is the principal United States broker-dealer of The Goldman Sachs Group, Inc., a global investment banking, securities and investment management firm headquartered in New York City. GS&Co structured and marketed ABACUS 2007-AC1.
     9. Fabrice Tourre, age 31, is a registered representative with GS&Co. Tourre was the GS&Co employee principally responsible for the structuring and marketing of ABACUS 2007-AC1. Tourre worked as a Vice President on the structured product correlation trading desk at GS&Co headquarters in New York City during the relevant period. Tourre presently works in London as an Executive Director of Goldman Sachs International.
FACTS
A.	GS&CO’S CORRELATION TRADING DESK
     10. GS&Co’s structured product correlation trading desk was created in and around late 2004/early 2005. Among the services it provided was the structuring and marketing of a series of synthetic CDOs called “ABACUS” whose performance was tied to RMBS. GS&Co sought to protect and expand this profitable franchise in a competitive market throughout the relevant period. According to an internal GS&Co memorandum to the Goldman Sachs Mortgage Capital Committee (“MCC”) dated March 12, 2007, the “ability to structure and execute complicated transactions to meet multiple client’s needs and objectives is key for our franchise,” and “[e]xecuting this transaction [ABACUS 2007-AC1] and others like it helps position Goldman to compete more aggressively in the growing market for synthetics written on structured products.”

B.	PAULSON’S INVESTMENT STRATEGY
     11. Paulson & Co. Inc. (“Paulson”) is a hedge fund founded in 1994. Beginning in 2006, Paulson created two funds, known as the Paulson Credit Opportunity Funds, which took a bearish view on subprime mortgage loans by buying protection through CDS on various debt securities. A CDS is an over-the-counter derivative contract under which a protection buyer makes periodic premium payments and the protection seller makes a contingent payment if a reference obligation experiences a credit event.
     12. RMBS are securities backed by residential mortgages. Investors receive payments out of the interest and principal on the underlying mortgages. Paulson developed an investment strategy based upon the belief that, for a variety of reasons, certain mid-and-subprime RMBS rated “Triple B,” meaning bonds rated “BBB” by S&P or “Baa2” by Moody’s, would experience credit events. The Triple B tranche is the lowest investment grade RMBS and, after equity, the first part of the capital structure to experience losses associated with a deterioration of the underlying mortgage loan portfolio.
     13. CDOs are debt securities collateralized by debt obligations including RMBS. These securities are packaged and generally held by a special purpose vehicle (“SPV”) that issues notes entitling their holders to payments derived from the underlying assets. In a synthetic CDO, the SPV does not actually own a portfolio of fixed income assets, but rather enters into CDSs that reference the performance of a portfolio (the SPV does hold some collateral securities separate from the reference portfolio that it uses to make payment obligations).

     14. Paulson came to believe that synthetic CDOs whose reference assets consisted of certain Triple B-rated mid-and-subprime RMBS would experience significant losses and, under certain circumstances, even the more senior AAA-rated tranches of these so-called “mezzanine” CDOs would become worthless.
C.	GS&CO AND PAULSON DISCUSS A PROPOSED TRANSACTION
     15. Paulson performed an analysis of recent-vintage Triple B-rated RMBS and identified various bonds it expected to experience credit events. Paulson then asked GS&Co to help it buy protection, through the use of CDS, on the RMBS it had adversely selected, meaning chosen in the belief that the bonds would experience credit events.
     16. Paulson discussed with GS&Co possible transactions in which counterparties to its short positions might be found. Among the transactions considered were synthetic CDOs whose performance was tied to Triple B-rated RMBS. Paulson discussed with GS&Co the creation of a CDO that would allow Paulson to participate in selecting a portfolio of reference obligations and then effectively short the RMBS portfolio it helped select by entering into CDS with GS&Co to buy protection on specific layers of the synthetic CDO’s capital structure.
     17. A Paulson employee explained the investment opportunity as of January 2007 as follows:
“It is true that the market is not pricing the subprime RMBS wipeout scenario. In my opinion this situation is due to the fact that rating agencies, CDO managers and underwriters have all the incentives to keep the game going, while ‘real money’ investors have neither the analytical tools nor the institutional framework to take action before the losses that one could anticipate based [on] the ‘news’ available everywhere are actually realized.”

     18. At the same time, GS&Co recognized that market conditions were presenting challenges to the successful marketing of CDO transactions backed by mortgage-related securities. For example, portions of an email in French and English sent by Tourre to a friend on January 23, 2007 stated, in English translation where applicable: “More and more leverage in the system, The whole building is about to collapse anytime now...Only potential survivor, the fabulous Fab[rice Tourre]...standing in the middle of all these complex, highly leveraged, exotic trades he created without necessarily understanding all of the implications of those monstruosities!!!” Similarly, an email on February 11, 2007 to Tourre from the head of the GS&Co structured product correlation trading desk stated in part, “the cdo biz is dead we don’t have a lot of time left.”
D.	INTRODUCTION OF ACA TO THE PROPOSED TRANSACTION
     19. GS&Co and Tourre knew that it would be difficult, if not impossible, to place the liabilities of a synthetic CDO if they disclosed to investors that a short investor, such as Paulson, played a significant role in the collateral selection process. By contrast, they knew that the identification of an experienced and independent third-party collateral manager as having selected the portfolio would facilitate the placement of the CDO liabilities in a market that was beginning to show signs of distress.
     20. GS&Co also knew that at least one significant potential investor, IKB Deutsche Industriebank AG (“IKB”), was unlikely to invest in the liabilities of a CDO that did not utilize a collateral manager to analyze and select the reference portfolio.
     21. GS&Co therefore sought a collateral manager to play a role in the transaction proposed by Paulson. Contemporaneous internal correspondence reflects that GS&Co recognized that not every collateral manager would “agree to the type of names [of RMBS] Paulson want[s] to use” and put its “name at risk...on a weak quality portfolio.”
     22. In or about January 2007, GS&Co approached ACA and proposed that it serve as the “Portfolio Selection Agent” for a CDO transaction sponsored by Paulson. ACA previously had constructed and managed numerous CDOs for a fee. As of December 31, 2006, ACA had closed on 22 CDO transactions with underlying portfolios consisting of $15.7 billion of assets.
     23. Internal GS&Co communications emphasized the advantages from a marketing perspective of having ACA associated with the transaction. For example, an internal email from Tourre dated February 7, 2007, stated:
“One thing that we need to make sure ACA understands is that we want their name on this transaction. This is a transaction for which they are acting as portfolio selection agent, this will be important that we can use ACA’s branding to help distribute the bonds.”
     24. Likewise, an internal GS&Co memorandum to the Goldman Sachs MCC dated March 12, 2007 described the marketing advantages of ACA’s “brand-name” and “credibility”:
“We expect the strong brand-name of ACA as well as our market-leading position in synthetic CDOs of structured products to result in a successful offering.”
“We expect that the role of ACA as Portfolio Selection Agent will broaden the investor base for this and future ABACUS offerings.”
“We intend to target suitable structured product investors who have previously participated in ACA-managed cashflow CDO transactions or who have previously participated in prior ABACUS transactions.”
“We expect to leverage ACA’s credibility and franchise to help distribute this Transaction.”

E.	PAULSON’S PARTICIPATION IN THE COLLATERAL SELECTION PROCESS
     25. In late 2006 and early 2007, Paulson performed an analysis of recent-vintage Triple B RMBS and identified over 100 bonds it expected to experience credit events in the near future. Paulson’s selection criteria favored RMBS that included a high percentage of adjustable rate mortgages, relatively low borrower FICO scores, and a high concentration of mortgages in states like Arizona, California, Florida and Nevada that had recently experienced high rates of home price appreciation. Paulson informed GS&Co that it wanted the reference portfolio for the contemplated transaction to include the RMBS it identified or bonds with similar characteristics.
     26. On January 8, 2007, Tourre attended a meeting with representatives from Paulson and ACA at Paulson’s offices in New York City to discuss the proposed transaction.
     27. On January 9, 2007, GS&Co sent an email to ACA with the subject line, “Paulson Portfolio.” Attached to the email was a list of 123 2006 RMBS rated Baa2. On January 9, 2007, ACA performed an “overlap analysis” and determined that it previously had purchased 62 of the 123 RMBS on Paulson’s list at the same or lower ratings.
     28. On January 9, 2007, GS&Co informed ACA that Tourre was “very excited by the initial portfolio feedback.”
     29. On January 10, 2007, Tourre sent an email to ACA with the subject line, “Transaction Summary.” The text of Tourre’s email began, “we wanted to summarize ACA’s proposed role as ‘Portfolio Selection Agent’ for the transaction that would be sponsored by Paulson (the ‘Transaction Sponsor’).” The email continued in relevant part, “[s]tarting portfolio would be ideally what the Transaction Sponsor shared, but there is flexibility around the names.”
     30. On January 22, 2007, ACA sent an email to Tourre and others at GS&Co with the subject line, “Paulson Portfolio 1-22-10.xls.” The text of the email began, “Attached please find a worksheet with 86 sub-prime mortgage positions that we would recommend taking exposure to synthetically. Of the 123 names that were originally submitted to us for review, we have included only 55.”
     31. On January 27, 2007, ACA met with a Paulson representative in Jackson Hole, Wyoming, and they discussed the proposed transaction and reference portfolio. The next day, on January 28, 2007, ACA summarized the meeting in an email to Tourre. Tourre responded via email later that day, “this is confirming my initial impression that [Paulson] wanted to proceed with you subject to agreement on portfolio and compensation structure.”
     32. On February 2, 2007, Paulson, Tourre and ACA met at ACA’s offices in New York City to discuss the reference portfolio. Unbeknownst to ACA at the time, Paulson intended to effectively short the RMBS portfolio it helped select by entering into CDS with GS&Co to buy protection on specific layers of the synthetic CDO’s capital structure. Tourre and GS&Co, of course, were fully aware that Paulson’s economic interests with respect to the quality of the reference portfolio were directly adverse to CDO investors. During the meeting, Tourre sent an email to another GS&Co employee stating, “I am at this aca paulson meeting, this is surreal.” Later the same day, ACA emailed Paulson, Tourre, and others at GS&Co a list of 82 RMBS on which Paulson and ACA concurred, plus a list of 21 “replacement” RMBS.

ACA sought Paulson’s approval of the revised list, asking, “Let me know if these work for you at the Baa2 level.”
     33. On February 5, 2007, Paulson sent an email to ACA, with a copy to Tourre, deleting eight RMBS recommended by ACA, leaving the rest, and stating that Tourre agreed that 92 bonds were a sufficient portfolio.
     34. On February 5, 2007, an internal ACA email asked, “Attached is the revised portfolio that Paulson would like us to commit to – all names are at the Baa2 level. The final portfolio will have between 80 and these 92 names. Are ‘we’ ok to say yes on this portfolio?” The response was, “Looks good to me. Did [Paulson] give a reason why they kicked out all the Wells [Fargo] deals?” Wells Fargo was generally perceived as one of the higher-quality subprime loan originators.
     35. On or about February 26, 2007, after further discussion, Paulson and ACA came to an agreement on a reference portfolio of 90 RMBS for ABACUS 2007-AC1.
F. GS&CO MISLED INVESTORS BY REPRESENTING THAT ACA SELECTED THE PORTFOLIO WITHOUT DISCLOSING PAULSON’S SIGNIFICANT ROLE IN DETERMINING THE PORTFOLIO AND ITS ADVERSE ECONOMIC INTERESTS
     36. GS&Co’s marketing materials for ABACUS 2007-AC1 were false and misleading because they represented that ACA selected the reference portfolio while omitting any mention that Paulson, a party with economic interests adverse to CDO investors, played a significant role in the selection of the reference portfolio.
     37. For example, a 9-page term sheet for ABACUS 2007-AC1 finalized by GS&Co on or about February 26, 2007, described ACA as the “Portfolio Selection Agent” and stated in bold print at the top of the first page that the reference portfolio of RMBS had been “selected by ACA.” This document contained no mention of Paulson, its economic interests in the transaction, or its role in selecting the reference portfolio.
     38. Similarly, a 65-page flip book for ABACUS 2007-AC1 finalized by GS&Co on or about February 26, 2007 represented on its cover page that the reference portfolio of RMBS had been “Selected by ACA Management, LLC.” The flip book included a 28-page overview of ACA describing its business strategy, senior management team, investment philosophy, expertise, track record and credit selection process, together with a 7-page section of biographical information on ACA officers and employees. Investors were assured that the party selecting the portfolio had an “alignment of economic interest” with investors. This document contained no mention of Paulson, its economic interests in the transaction, or its role in selecting the reference portfolio.
     39. Tourre had primary responsibility for preparing the term sheet and flip book.
     40. The Goldman Sachs MCC, which included senior-level management of GS&Co, approved the ABACUS 2007-AC1 on or about March 12, 2007. GS&Co expected to earn between $15-and-$20 million for structuring and marketing ABACUS 2007-AC1.
     41. On or about April 26, 2007, GS&Co finalized a 178-page offering memorandum for ABACUS 2007-AC1. The cover page of the offering memorandum included a description of ACA as “Portfolio Selection Agent.” The Transaction Overview, Summary and Portfolio Selection Agent sections of the memorandum all represented that the reference portfolio of RMBS had been selected by ACA. This document contained no mention of Paulson, its economic interests in the transaction, or its role in selecting the reference portfolio.

     42. Tourre reviewed at least the Summary section of the offering memorandum before it was sent to potential investors.
     43. Although the marketing materials for ABACUS 2007-AC1 made no mention of Paulson or its role in the transaction, internal GS&Co communications clearly identified Paulson, its economic interests, and its role in the transaction. For example, the March 12, 2007 MCC memorandum describing the transaction stated, “Goldman is effectively working an order for Paulson to buy protection on specific layers of the [ABACUS 2007-]AC1 capital structure.”
G. GS&CO MISLED ACA INTO BELIEVING PAULSON WAS LONG EQUITY
     44. GS&Co also misled ACA into believing that Paulson was investing in the equity of ABACUS 2007-AC1 and therefore shared a long interest with CDO investors. The equity tranche is at the bottom of the capital structure and the first to experience losses associated with deterioration in the performance of the underlying RMBS. Equity investors therefore have an economic interest in the successful performance of a reference RMBS portfolio. As of early 2007, ACA had participated in a number of CDO transactions involving hedge funds that invested in the equity tranche.
     45. Had ACA been aware that Paulson was taking a short position against the CDO, ACA would have been reluctant to allow Paulson to occupy an influential role in the selection of the reference portfolio because it would present serious reputational risk to ACA, which was in effect endorsing the reference portfolio. In fact, it is unlikely that ACA would have served as portfolio selection agent had it known that Paulson was taking a significant short position instead of a long equity stake in ABACUS 2007-AC1. Tourre and GS&Co were responsible for ACA’s misimpression that Paulson had a long position, rather than a short position, with respect to the CDO.
     46. On January 8, 2007, Tourre attended a meeting with representatives from Paulson and ACA at Paulson’s offices in New York City to discuss the proposed transaction. Paulson’s economic interest was unclear to ACA, which sought further clarification from GS&Co. Later that day, ACA sent a GS&Co sales representative an email with the subject line “Paulson meeting” that read:
“I have no idea how it went – I wouldn’t say it went poorly, not at all, but I think it didn’t help that we didn’t know exactly how they [Paulson] want to participate in the space. Can you get us some feedback?”
     47. On January 10, 2007, Tourre emailed ACA a “Transaction Summary” that included a description of Paulson as the “Transaction Sponsor” and referenced a “Contemplated Capital Structure” with a “[0]% - [9]%: pre-committed first loss” as part of the Paulson deal structure. The description of this [0]% - [9]% tranche at the bottom of the capital structure was consistent with the description of an equity tranche and ACA reasonably believed it to be a reference to the equity tranche. In fact, GS&Co never intended to market to anyone a “[0]% - [9]%” first loss equity tranche in this transaction.
     48. On January 12, 2007, Tourre spoke by telephone with ACA about the proposed transaction. Following that conversation, on January 14, 2007, ACA sent an email to the GS&Co sales representative raising questions about the proposed transaction and referring to Paulson’s equity interest. The email, which had the subject line “Call with Fabrice [Tourre] on Friday,” read in pertinent part:
“I certainly hope I didn’t come across too antagonistic on the call with Fabrice [Tourre] last week but the structure looks difficult from a debt investor perspective. I can understand Paulson’s equity perspective but for us to put our name on something, we have to be sure it enhances our reputation.”
     49. On January 16, 2007, the GS&Co sales representative forwarded that email to Tourre. As of that date, Tourre knew, or was reckless in not knowing, that ACA had been misled into believing Paulson intended to invest in the equity of ABACUS 2007-AC1.
     50. Based upon the January 10, 2007, “Transaction Summary” sent by Tourre, the January 12, 2007 telephone call with Tourre and continuing communications with Tourre and others at GS&Co, ACA continued to believe through the course of the transaction that Paulson would be an equity investor in ABACUS 2007-AC1.
     51. On February 12, 2007, ACA’s Commitments Committee approved the firm’s participation in ABACUS as portfolio selection agent. The written approval memorandum described Paulson’s role as follows: “the hedge fund equity investor wanted to invest in the 0-9% tranche of a static mezzanine ABS CDO backed 100% by subprime residential mortgage securities.” Handwritten notes from the meeting reflect discussion of “portfolio selection work with the equity investor.”
H. ABACUS 2007-AC1 INVESTORS
     1. IKB
     52. IKB is a commercial bank headquartered in Dusseldorf, Germany. Historically, IKB specialized in lending to small and medium-sized companies. Beginning in and around 2002, IKB, for itself and as an advisor, was involved in the purchase of securitized assets referencing, or consisting of, consumer credit risk including RMBS CDOs backed by U.S. mid-and-subprime mortgages. IKB’s former subsidiary, IKB Credit Asset Management

GmbH, provided investment advisory services to various purchasing entities participating in a commercial paper conduit known as the “Rhineland programme conduit.”
     53. The identity and experience of those involved in the selection of CDO portfolios was an important investment factor for IKB. In late 2006 IKB informed a GS&Co sales representative and Tourre that it was no longer comfortable investing in the liabilities of CDOs that did not utilize a collateral manager, meaning an independent third-party with knowledge of the U.S. housing market and expertise in analyzing RMBS. Tourre and GS&Co knew that ACA was a collateral manager likely to be acceptable to IKB.
     54. In February, March and April 2007, GS&Co sent IKB copies of the ABACUS 2007-AC1 term sheet, flip book and offering memorandum, all of which represented that the RMBS portfolio had been selected by ACA and omitted any reference to Paulson, its role in selecting the reference portfolio and its adverse economic interests. Those representations and omissions were materially false and misleading because, unbeknownst to IKB, Paulson played a significant role in the collateral selection process and had financial interests in the transaction directly adverse to IKB. Neither GS&Co nor Tourre informed IKB of Paulson’s participation in the collateral selection process and its adverse economic interests.
     55. The first written marketing materials for ABACUS 2007-AC1 were distributed on February 15, 2007, when GS&Co emailed a preliminary term sheet and reference portfolio to the GS&Co sales representative covering IKB. Tourre was aware these materials would be delivered to IKB.

     56. On February 19, 2007, the GS&Co sales representative forwarded the marketing materials to IKB, explaining via email: “Attached are details of the ACA trade we spoke about with Fabrice [Tourre] in which you thought the AAAs would be interesting.”
     57. Tourre maintained direct and indirect contact with IKB in an effort to close the deal. This included a March 6, 2007 email to the GS&Co sales representative for IKB representing that, “This is a portfolio selected by ACA . . .” Tourre subsequently described the portfolio in an internal GS&Co email as having been “selected by ACA/Paulson.”
     58. ABACUS 2007-AC1 closed on or about April 26, 2007. IKB bought $50 million worth of Class A-1 notes at face value. The Class A-1 Notes paid a variable interest rate equal to LIBOR plus 85 basis points and were rated Aaa by Moody’s Investors Services, Inc. (“Moody’s”) and AAA by Standard & Poor’s Ratings & Services (“S&P”). IKB bought $100 million worth of Class A-2 Notes at face value. The Class A-2 Notes paid a variable interest rate equal to LIBOR plus 110 basis points and were rated Aaa by Moody’s and AAA by S&P.
     59. The fact that the portfolio had been selected by an independent third-party with experience and economic interests aligned with CDO investors was important to IKB. IKB would not have invested in the transaction had it known that Paulson played a significant role in the collateral selection process while intending to take a short position in ABACUS 2007-AC1. Among other things, knowledge of Paulson’s role would have seriously undermined IKB’s confidence in the portfolio selection process and led senior IKB personnel to oppose the transaction.

     60. Within months of closing, ABACUS 2007-AC1’s Class A-1 and A-2 Notes were nearly worthless. IKB lost almost all of its $150 million investment. Most of this money was ultimately paid to Paulson in a series of transactions between GS&Co and Paulson.
     2. ACA/ABN AMRO
     61. ACA’s parent company, ACA Capital Holdings, Inc. (“ACA Capital”), provided financial guaranty insurance on a variety of structured finance products including RMBS CDOs, through its wholly-owned subsidiary, ACA Financial Guaranty Corporation. On or about May 31, 2007, ACA Capital sold protection or “wrapped” the $909 million super senior tranche of ABACUS 2007-AC1, meaning that it assumed the credit risk associated with that portion of the capital structure via a CDS in exchange for premium payments of approximately 50 basis points per year.
     62. ACA Capital was unaware of Paulson’s short position in the transaction. It is unlikely that ACA Capital would have written protection on the super senior tranche if it had known that Paulson, which played an influential role in selecting the reference portfolio, had taken a significant short position instead of a long equity stake in ABACUS 2007-AC1.
     63. The super senior transaction with ACA Capital was intermediated by ABN AMRO Bank N.V. (“ABN”), which was one of the largest banks in Europe during the relevant period. This meant that, through a series of CDS between ABN and Goldman and between ABN and ACA that netted ABN premium payments of approximately 17 basis points per year, ABN assumed the credit risk associated with the super senior portion of ABACUS 2007-AC1’s capital structure in the event ACA Capital was unable to pay.

     64. GS&Co sent ABN copies of the ABACUS 2007-AC1 term sheet, flip book and offering memorandum, all of which represented that the RMBS portfolio had been selected by ACA and omitted any reference to Paulson’s role in the collateral selection process and its adverse economic interest. Tourre also told ABN in emails that ACA had selected the portfolio. These representations and omissions were materially false and misleading because, unbeknownst to ABN, Paulson played a significant role in the collateral selection process and had a financial interest in the transaction that was adverse to ACA Capital and ABN.
     65. At the end of 2007, ACA Capital was experiencing severe financial difficulties. In early 2008, ACA Capital entered into a global settlement agreement with its counterparties to effectively unwind approximately $69 billion worth of CDSs, approximately $26 billion of which were related to 2005-06 vintage subprime RMBS. ACA Capital is currently operating as a run-off financial guaranty insurance company.
     66. In late 2007, ABN was acquired by a consortium of banks that included the Royal Bank of Scotland (“RBS”). On or about August 7, 2008, RBS unwound ABN’s super senior position in ABACUS 2007-AC1 by paying GS&Co $840,909,090. Most of this money was subsequently paid by GS&Co to Paulson.
CLAIMS FOR RELIEF
FIRST CLAIM
Section 17(a) of the Securities Act
     67. Paragraphs 1-66 are realleged and incorporated herein by reference.
     68. GS&Co and Tourre each violated Section 17(a)(1), (2) and (3) of the Exchange Act [15 U.S.C. § 77q(a)(1), (2) & (3)].

     69. As set forth above, Goldman and Tourre, in the offer or sale of securities or securities-based swap agreements, by the use of means or instruments of interstate commerce or by the mails, directly or indirectly (a) employed devices, schemes or artifices to defraud; (b) obtained money or property by means of untrue statements of material facts or omissions of material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) engaged in transactions, practices or courses of business which operated or would operate as a fraud or deceit upon purchasers of securities.
     70. GS&Co and Tourre knowingly, recklessly or negligently misrepresented in the term sheet, flip book and offering memorandum for ABACUS 2007-AC1 that the reference portfolio was selected by ACA without disclosing the significant role in the portfolio selection process played by Paulson, a hedge fund with financial interests in the transaction directly adverse to IKB, ACA Capital and ABN. GS&Co and Tourre also knowingly, recklessly or negligently misled ACA into believing that Paulson invested in the equity of ABACUS 2007-AC1 and, accordingly, that Paulson’s interests in the collateral section process were closely aligned with ACA’s when in reality their interests were sharply conflicting.
SECOND CLAIM
Section 10(b) and Rule 10-b(5) of the Exchange Act
     71. Paragraphs 1-70 are realleged and incorporated herein by reference.
     72. GS&Co and Tourre each violated Section 10(b) of the Exchange Act [15 U.S.C § 78j(b)] and Rule 10b-5 [17 C.F.R. § 240.10b-5].

     73. As set forth above, GS&Co and Tourre, in connection with the purchase or sale of securities or securities-based swap agreements, by the use of means or instrumentalities of interstate commerce or of the mails, directly or indirectly (a) employed devices, schemes or artifices to defraud; (b) made untrue statements of material facts or omissions of material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) engaged in transactions, practices or courses of business which operated or would operate as a fraud or deceit upon persons.
     74. GS&Co and Tourre knowingly or recklessly misrepresented in the term sheet, flip book and offering memorandum for ABACUS 2007-AC1 that the reference portfolio was selected by ACA without disclosing the significant role in the portfolio selection process played by Paulson, a hedge fund with financial interests in the transaction adverse to IKB, ACA Capital and ABN. GS&Co and Tourre also knowingly or recklessly misled ACA into believing that Paulson invested in the equity of ABACUS 2007-AC1 and, accordingly, that Paulson’s interests in the collateral section process were closely aligned with ACA’s when in reality their interests were sharply conflicting.
PRAYER FOR RELIEF
     WHEREFORE, the Commission respectfully requests that this Court enter a judgment:
     A. Finding that GS&Co and Tourre each violated the federal securities laws and the Commission rule alleged in this Complaint;
     B. Permanently restraining and enjoining GS&Co and Tourre from violating Section 17(a) of the Securities Act [15 U.S.C. §77q(a)], Section 10(b) of the Exchange Act [15 U.S.C. § 78j(b)] and Exchange Act Rule 10b-5 [17 C.F.R. § 240.10b-5];

     C. Ordering GS&Co and Tourre to disgorge all illegal profits that they obtained as a result of their fraudulent misconduct, acts or courses of conduct described in this Complaint, and to pay prejudgment interest thereon;
     D. Imposing civil monetary penalties on GS&Co and Tourre pursuant to Section 20(d)(2) of the Securities Act [15 U.S.C. § 77t (d)(2)] and Section 21(d)(3) of the Exchange Act [15 U.S.C. § 78u(d)(3)]; and
     E. Granting such equitable relief as may be appropriate or necessary for the benefit of investors pursuant to Section 21(d)(5) of the Exchange Act [15 U.S.C. § 78u(d)(5)] .
Dated: Washington, D.C.
     April 16, 2010
Respectfully submitted,

Richard E. Simpson (RS 5859)
Reid A. Muoio (RM 2274)

Kenneth Lench
Cheryl J. Scarboro
James A. Kidney
Jeffrey Tao
Jason Anthony
Nicole C. Kelly
Jeff Leasure

Securities and Exchange Commission
100 F St., NE
Washington, D.C. 20549-4010
(202) 551-4492 (Simpson)
simpsonr@sec.gov

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